UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 7, 2009
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-14323 (Commission File Number)	76-0568219 (I.R.S. Employer Identification No.)
1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)
(713) 381-6500
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 7, 2009, Enterprise Products Partners L.P. (the “Partnership”) entered into an underwriting agreement for the public offering of 9,600,000 common units, and up to 1,440,000 additional common units to cover over-allotments, if any. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. Closing of the issuance and sale of the common units is scheduled for January 12, 2009.
     The offering of the common units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-145709) of the Partnership (the “Registration Statement”), and the prospectus supplement dated January 7, 2009, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act (the “Prospectus”). Certain legal opinions related to the Registration Statement are filed herewith as Exhibits 5.1 and 8.1.
     The underwriting agreement provides that the obligations of the underwriters to purchase the common units are subject to approval of legal matters by counsel and other customary conditions. The underwriters are obligated to purchase all the common units if they purchase any of the common units. The Partnership has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
     The Partnership intends to use the net proceeds from the offering to temporarily reduce borrowings outstanding under its multi-year revolving credit facility, which may be reborrowed to fund capital expenditures and other growth projects, and for general partnership purposes. Affiliates of certain of the underwriters are lenders under the Partnership’s multi-year revolving credit facility and, accordingly, will receive a portion of the net proceeds of the offering. The underwriters have performed investment banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 7, 2009, by and among Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating LLC and the several underwriters named on Schedule I thereto.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

99.1	Press Release dated January 7, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC,
its General Partner

Date: January 12, 2009	By:	/s/ Michael J. Knesek Michael J. Knesek
Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 7, 2009, by and among Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating LLC and the several underwriters named on Schedule I thereto.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

99.1	Press Release dated January 7, 2009.